Exhibit 10.2

SECURED TERM PROMISSORY NOTE

NOW SOLUTIONS, INC.

US $1,759,150.00	January 9, 2013

FOR VALUE RECEIVED, the undersigned, NOW Solutions, Inc., a Delaware corporation, (“Debtor”), hereby covenants and promises to pay to Lakeshore Investment, LLC, a California limited liability company, (“Payee”), the principal sum of ONE MILLION SEVEN HUNDRED FIFTY-NINE THOUSAND ONE HUNDRED FIFTY AND NO/100 DOLLARS ($1,759,150.00), together with interest thereon at a rate equal to eleven percent (11%) per annum, which shall be payable as follows:

Beginning on February 1, 2013, the unpaid principal balance and interest are due and payable in equal monthly installments of TWENTY-FOUR THOUSAND TWO HUNDRED THIRTY-TWO AND 29/100 DOLLARS ($24,232.297), and continuing until January 91, 2022 (the “Maturity Date”), upon which date all outstanding principal and interest shall be due and payable in full.

All payments shall be made at directly into the account of Lakeshore Investments LLC, account number _______________, or at such other place as the holder of this Note may designate by notice to the Debtor.

Payments shall be applied first to accrued interest and the remainder to reduction of the Principal Amount.

Debtor and Payee covenant and agree as follows:

1.            Prepayment. This Note may, at the option of the Debtor, be prepaid, in whole or in part, at any time through the due date of the final payment hereunder, in order of maturity. Subject to Paragraph 4, below, any such prepayment shall be without penalty or premium but shall include the payment of accrued interest, if any, on the amount prepaid to and including the date of prepayment. The Maturity Date shall remain the same and a new amortization schedule shall be prepared upon Payee’s receipt of any prepayment amount.

2.            Payee’s Right of Acceleration. Upon the occurrence of an Event of Default, as said term is defined in Section 3 herein, the entire remaining principal balance and other fees and charges with respect to this Note shall, at Payee’s option, become immediately due and payable.

3.            Default and Payee’s Rights Upon Default. The following shall constitute an event of default (“Event of Default”):

3.1          If any payment required hereunder is not made when due or any default occurs in any instrument securing the payment of this note;

3.2          if any payment required under any other written obligations owing by Debtor to Payee is not made when due; and

3.3          if any payment required under that certain Royalty Agreement of even date herewith by and between Debtor and Payee is not made when due.

If any Event of Default occurs, then from the date such Event of Default occurs until it is cured or waived in writing, in addition to any agreed upon charges, the then outstanding principal balance of this Note shall thereafter bear interest at a rate of sixteen (16%) percent per annum (the “Default Rate”) computed on the basis of a year of three hundred sixty (360) days and actual days elapsed unless collection from the Debtor of interest at such rate would be contrary to applicable law, in which event such amount shall bear interest at the highest rate which may be collected from the Debtor under applicable law. As a condition of any cure of an Event of Default, any accrued default interest plus the monthly payment from the date of such Event of Default must be timely paid within the cure period specified in Section 6.10.

4.            Principal Pay-Down. “Excess New Sales” shall mean Debtor’s new software sales to Debtor’s customers during a calendar year in accordance with generally accepted accounting principles as consistently applied by the Company (“GAAP”). Until such time as the amounts due pursuant to this Note have been paid in full, the principal due hereunder shall be prepaid at the rate of 7% of Excess New Sales in an amount greater than $400,000.00. Additionally, if Debtor’s new software sales by Debtor to Debtor’s customers are greater than $1.5 Million, then an additional 17% of such Excess New Sales will be paid towards the principal balance. Any payments applied to principal pursuant to this Section 4, shall be applied to the principal balance pursuant to the terms of Section 1, Prepayment. Notwithstanding the foregoing, any such prepayments pursuant to this Section 4 shall not be deemed a penalty.

5.            Savings Clause. Interest on the debt evidenced by this Note will not exceed the maximum rate or amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law. Any interest in excess of that maximum amount will be credited on the Principal Amount or; if the Principal Amount has been paid, refunded. On any acceleration or required or permitted prepayment, any excess interest will be canceled automatically as of the acceleration or prepayment or, if the excess interest has already been paid, credited on the Principal Amount or, if the Principal Amount has been paid, refunded. This provision overrides any conflicting provisions in this Note and all other instruments concerning the debt.

6.            General Provisions.

6.1          If this Note is not paid when due, or upon the occurrence of an Event of Default, the Debtor further promises to pay all costs of collection, foreclosure fees, reasonable attorneys’ fees and expert witness fees incurred by the Payee, whether or not suit is filed hereon.

6.2          The undersigned hereby consents to any and all renewals, replacements and/or extensions of time for payment of this Note before, at or after maturity.

6.3          No delay or omission on the part of the Payee of this Note in exercising any right shall operate as a waiver thereof or of any other right.

6.4          No waiver by the Payee of this Note upon any one occasion shall be effective unless in writing nor shall it be construed as a bar or waiver of any right or remedy on any future occasion.

6.5          All the terms of this Note shall be binding upon and incur to the benefit of and be enforceable by the parties hereto and their respective heirs, representatives, successors and assigns, whether or not so expressed.

6.6          Time is of the essence for the performance by the undersigned of the obligations set forth in this Note.

6.7          Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

6.8          This Note cannot be changed, modified, amended or terminated orally.

6.9          This Note shall be governed by, construed and enforced in accordance with the laws of the State of California without reference to the principles of conflicts of laws thereof.

6.10        The Debtor shall have thirty (30) days to cure a payment default after notice of default thereof sent to Debtor by or on behalf of Payee. In the event that the last day of the thirty (30) day period to cure a payment default falls on a Saturday, Sunday or legal bank holiday, such payment to cure a payment default shall be due on the next following business day

6.11        Principal of, and interest on, this Note shall be payable in lawful money of the United States of America. If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next succeeding business day, and interest shall not accrue until such next succeeding business day.

6.12        ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. DEBTOR WAIVES ANY RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING AND ACKNOWLEDGES THAT YOUR ACCEPTANCE OF THIS NOTE CONSTITUTES YOUR WAIVER OF ANY RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING.

6.13        The jurisdiction, venue and choice of law provision set forth herein will survive the termination of this Note.

7.            Security Agreement. This Note is secured by a security interest in certain of Debtor’s collateral as identified in that certain Security Agreement, between Debtor and Payee, dated as of January 9, 2013 (as the same has been amended, revised, or amended and restated from time to time, the “Security Agreement”). All of the terms and conditions of the Security Agreement are incorporated herein and made a part hereof. Nothing herein shall be deemed to limit any of the terms, provisions, conditions, representations, stipulations, or agreements contained in the Security Agreement or any other present or future document, instrument or agreement, between the Debtor and Payee, and all of Payee’s rights and remedies hereunder and thereunder are cumulative.

8.            Debtor and all guarantors, endorsers and sureties consent that Payee at any time may extend the time of payment of all or any part of the indebtedness secured hereby, or may grant any other indulgences.

9.            Except as otherwise stated herein, all notices, responses, requests, documents and service of legal process will be sufficiently given or served if emailed, facsimile, mailed or delivered via certified mail, return receipt requested, or by a nationally recognized overnight delivery service: (a) to Debtor at 101 W. Renner Road, Suite 300, Richardson, TX 75082; and (b) to Payee at _________________________, or such other address as the parties may specify from time to time in the manner required for notice set forth herein. Email notices shall be addressed to Debtor at _________________________, and to Payee at _________________________. Notices shall be effective: (a) if given by email or facsimile immediately; (b) if given by certified mail, on the fifth (5th) day after deposit in the mail with postage prepaid, addressed as aforesaid; and (c) if given by a nationally recognized overnight delivery service, on the business day following deposit with such service, addressed as aforesaid with receipt of delivery.

THIS NOTE CONTAINS A JURY WAIVER.

DEBTOR:

NOW Solutions, Inc.

a Delaware corporation

By:	/s/ Richard Wade
Richard Wade
Chairman